Exhibit 99.1
For Immediate Release
SELECTICA ANNOUNCES SECOND QUARTER
FISCAL 2006 FINANCIAL RESULTS
SAN JOSE, Calif. — November 9, 2005 — Selectica, Inc. (Nasdaq: SLTC), a leading provider of sales execution and contract management solutions, today announced financial results for the second fiscal quarter ended September 30, 2005.
Revenue for the second fiscal quarter of 2006 was $6.1 million, in line with the Company’s expectations. This compares to revenue of $7.2 million for the same period in the previous year. Net loss for the quarter was $2.4 million, or ($0.07) per share, compared with a net loss of $4.1 million, or ($0.12) per share, in the second quarter of fiscal year 2005. Bookings remained below the level required to reach profitability.
“We had a productive quarter as we completed the refinement of the Enterprise Productivity Suite for Manufacturing (EPSM), and we have now launched the next generation of EPSM called FASTRAQ that is being marketed to small- and medium-sized businesses as an on-demand add-on to the Salesforce.com CRM offering,” said Vince Ostrosky, CEO of Selectica. “We signed up our first FASTRAQ customer in the second quarter, and we are developing joint marketing efforts with Salesforce.com targeting both new customers and their large installed base. Heading into the third quarter, we now have a more attractive and versatile product set for sales execution that we can offer as both an on-demand application and as an enterprise solution. We believe this will allow us to provide a compelling on-demand option for mid-size businesses that are seeking alternatives to standard licensing arrangements, while also continuing to offer enterprise solutions to service the needs of the Fortune 500 clients in our installed base.
“Our contract management business continues to gain momentum and we are adding new customers, as well as renewing subscriptions with existing customers. We continue to expand the sales, marketing, and partnership efforts to scale our contract management solutions, and we expect to see continued growth in this business,” said Mr. Ostrosky.
Financial Highlights
Licenses represented 17% of revenue, and services represented 83% of revenue in the second quarter of fiscal 2006. Overall gross margin was 65% in the second quarter, compared with 54% in the previous year period. The increase in gross margin is primarily attributable to greater efficiencies in the professional services organization.
Total operating expenses were $7.0 million compared with $8.5 million in the second quarter of fiscal 2005. The decline in operating expenses reflects the impact of the

Selectica, Inc.

Company’s efforts to reduce its cost structure, which were partially offset by higher legal expenses for patent litigation than in the same quarter of the prior year.
Selectica’s financial position remains strong with approximately $93.0 million in cash, cash equivalents and investments, and no long-term debt as of September 30, 2005.
New Stock Repurchase Program
Selectica announced that its Board of Directors has authorized a new $25 million stock repurchase program, which the Company expects to have implemented in accordance with applicable laws and regulations by early next month. The Company expects that the new repurchase plan will result in shares of the Company’s stock being repurchased in the open market from time to time based on market conditions. This new program replaces the prior repurchase plan.
Outlook
For the third quarter of fiscal 2006 ending December 31, 2005, Selectica expects revenue to range between $5.5 million and $6.0 million, and net loss per share to range between ($0.07) and ($0.09) per share.
Commenting on the outlook for Selectica, Mr. Ostrosky said, “With our new highly focused application and on-demand solutions, we believe we have effectively positioned the Company to capitalize on faster growing areas of the software industry. As a result, we believe our bookings of new licenses will begin to increase in future quarters. We believe we can also make further progress in reducing our cost structure and lower our breakeven level (excluding patent litigation expenses) to approximately $7.5 million in quarterly revenues.”
Conference Call and Webcast
Selectica will hold a conference call to discuss second quarter results today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. The conference call will be webcast live via the Internet, and can be accessed on the investor relation’s section of the Company’s website (www.selectica.com). An archive of the webcast will be available in the same location shortly after the completion of the call.
About Selectica, Inc.
Founded in 1996, Selectica (Nasdaq: SLTC) provides high-performance enterprise software that enables customers to manage and sell complex offerings, and ensure compliance. The company’s solutions are used to simplify, integrate and accelerate product lifecycle management, order configuration, pricing and contract management.
Selectica customers represent global manufacturing and service leaders including: 7-Eleven, ABB, Alcoa, Applied Bio Systems, Bell Canada, Cisco, Dell, General Electric,

Selectica, Inc.

Fireman’s Fund Insurance Company, Hitachi, International Paper, Juniper Networks, Rockwell Automation, Seton Hospital, Tellabs, Time Warner and Triad Hospitals. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
Forward Looking Statements
The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s and its customers’ expectations, beliefs, hopes, intentions or strategies regarding the future and expectations regarding performance improvements or increases in sales attributable to Selectica’s existing and new products. All forward-looking statements included in this document are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, market and customer acceptance of new products of Selectica including FASTRAQ and the recently acquired contract management products, the success of the ongoing restructuring of Selectica’s operations, the cost and potential customer and other disruption of the ongoing patent litigation with Trilogy, Inc., and other factors and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and in other reports filed by Selectica with the Securities and Exchange Commission.
Contact:
At Financial Relations Board:
Tony Rossi
Investor Relations
310-854-8317
Financial Tables Follow

Selectica, Inc.

SELECTICA, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	09/30/05	09/30/04
	(Unaudited)
Assets
Cash, cash equivalents, and investments	$92,978	$110,081
Accounts receivable	2,880	1,825
Prepaid expenses and other current assets	2,482	2,364
Property and equipment, net	2,731	3,490
Other assets	1,201	540

Total assets	$102,272	$118,300

Liabilities and stockholders’ equity
Accounts payable	$2,086	$1,345
Accrued payroll and related liabilities	1,618	1,738
Other accrued liabilities	2,795	3,413
Deferred revenues	2,474	7,339

Total liabilities	8,973	13,835
Total stockholders’ equity	93,299	104,465

Total liabilities and stockholders’ equity	$102,272	$118,300

Selectica, Inc.

SELECTICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Quarter Ended
	09/30/05	09/30/04
	(Unaudited)
Revenues:
License	$1,039	$2,276
Services	5,040	4,917

Total revenues	6,079	7,193
Cost of revenues:
License	206	214
Services	1,938	3,067

Total cost of revenues	2,144	3,281

Gross profit	3,935	3,912
Research and development	2,212	3,201
Sales and marketing	1,685	3,180
General and administrative	3,081	2,112

Total operating expenses	6,978	8,493

Loss from operations	(3,043)	(4,581)
Interest income (expense)	640	515

Net loss before taxes	(2,403)	(4,066)

Income Tax Expense	18	—

Net loss	$(2,421)	$(4,066)

Basic and diluted, net loss per share	$(0.07)	$(0.12)

Weighted-average shares used in computing basic and diluted, loss per share	32,906	32,564

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